EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT



We hereby consent to the incorporation by reference in Registration Statements No. 33-25989 and 333-21395 on Form S-8 of TouchStone Software Corporation of our report dated March 30, 2001, relating to the financial statements appearing in the Annual Report on Form 10-KSB of TouchStone Software Corporation for the year ended December 31, 2000.



/s/ Vitale, Caturano and Company, P.C.


Boston, Massachusetts
April 17, 2001